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                                                                     EXHIBIT 5.1

                    [WINSTEAD SECHREST & MINICK LETTERHEAD]


                                 March 20, 1997


ShowBiz Pizza Time, Inc.
4441 W. Airport Freeway
Irving, Texas 75062

Gentlemen:


     We refer to the Registration Statement on Form S-3 (File No. 333-22229) filed by ShowBiz Pizza Time, Inc., a Kansas corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on February 24, 1997 and Amendment No. 1 thereto filed with the Commission on March 20, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), for the purpose of registering under the Securities Act an aggregate of 3,654,746 shares of common stock, $.10 par value per share (the "Common Stock") (including 454,746 shares of Common Stock issuable upon the exercise of the underwriters' over-allotment option) (collectively, the "Securities") in connection with the public offering and sale of such Securities by the Selling Stockholders identified as such in the Registration Statement.


     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement,
(ii) the Amended and Restated Articles of Incorporation of the Company as currently in effect, (iii) the Restated Bylaws of the Company, as amended to date, (iv) the Underwriting Agreement by and among the Company, Credit Suisse First Boston Corporation and Principal Financial Securities, Inc., as representatives of the several underwriters, and the Selling Stockholders listed in Schedule A thereto, relating to the public offering and sale of the Securities, in the form such agreement was filed as an exhibit to the Registration Statement, and (v) resolutions of the Board of Directors of the Company relating to the registration of the Securities and the filing of the Registration Statement. We have also examined such other documents and instruments as we have deemed relevant for the purposes of this opinion.

     Based upon and subject to the foregoing and in reliance thereon, we are of the opinion that the Securities are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Yours very truly,

                                            WINSTEAD SECHREST & MINICK P.C.

                                            By:       /s/ DARREL A. RICE
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                                                        Darrel A. Rice